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                                                                   Exhibit 23.3

Consent of independent public accountants


   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on ADC Telecommunications, Inc.--Broadband Communications Division and Subsidiaries dated August 3, 2001 included in C-COR.net Corp.'s Form 8-K/A dated October 19, 2001 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP
Minneapolis, Minnesota

January 24, 2002